Statement re: computation of earnings per share


CIMSOFT, INC.                                                      Year Ended
                                                                 June 30, 1999
                                                                 -------------
BASIC LOSS PER SHARE
  Weighted average of common shares outstanding                    2,745,205
  Net loss                                                        $  (23,047)
  Basic loss per share                                            $     (.01)

FULLY DILUTED LOSS PER SHARE
  Weighted average of common shares outstanding                    2,745,205
  Net loss                                                        $  (23,047)
  Fully diluted loss per share                                    $     (.01)


ENTRADA SOFTWARE, INC.                                        Three Months Ended
                                                              September 30, 1999
                                                              ------------------
BASIC LOSS PER SHARE
  Weighted average of common shares outstanding                    4,921,163
  Net loss                                                        $  (65,670)
  Basic loss per share                                            $     (.01)

FULLY DILUTED LOSS PER SHARE
  Weighted average of common shares outstanding                    4,921,163
  Net loss                                                        $  (65,670)
  Fully diluted loss per share                                    $     (.01)